[DESCRIPTION]   COMPUTATION OF INCOME (LOSS) PER SHARE

                                 Exhibit 11.1

                    Computation of Income (Loss) Per Share
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                                 Three months ended       Nine months ended
                                    September 30,            September 30,

                               ----------------------  ----------------------
                                  1997        1996        1997        1996
                               ----------  ----------  ----------  ----------

Income (loss) before
 extraordinary gain            $   16,401 ($  434,920) $   27,411 ($  842,157)
Extraordinary gain from early
  retirement of debt                                       38,145     216,376
                               ----------  ----------  ----------  ----------
  Net income (loss)            $   16,401 ($  434,920) $   65,556 ($  625,781)
                               ==========  ==========  ==========  ==========

Primary income (loss) per share:
  Adjustments to shares outstanding:
   Actual weighted average
    shares outstanding          4,022,894   4,022,894   4,022,894   4,017,785
   Net additional (reduction in)
   shares upon conversion of
   warrants and options                   (   416,848)            (   179,736)
                               ----------  ----------  ----------  ----------
   Adjusted shares outstanding  4,022,894   3,606,046   4,022,894   3,838,049
                               ==========  ==========  ==========  ==========

Primary income (loss) per share:
Income (loss) before
 extraordinary gain            $      .00 ($      .12) $      .01 ($      .22)
Extraordinary gain                                            .01         .06
                               ----------  ----------  ----------  ----------
   Net income (loss) per share $      .00 ($      .12) $      .02 ($      .16)
                               ==========  ==========  ==========  ==========

Fully diluted income (loss) per share:
Adjustments to shares outstanding:
   Actual weighted average
    shares outstanding          4,022,894   4,022,894   4,022,894   4,017,785
   Net additional (reduction in)
   shares upon conversion of
   warrants and options                   (   506,056)            (   506,056)
                                ---------  ----------  ----------  ----------
   Adjusted shares outstanding  4,022,894   3,516,838   4,022,894   3,511,729
                               ==========  ==========  ==========  ==========
Fully diluted income (loss) per share:
Income (loss) before
 extraordinary gain            $      .00 ($      .12) $      .01 ($      .24)
Extraordinary gain                                            .01         .06
                               ----------  ----------  ----------  ----------
   Net income (loss) per share $      .00 ($      .12) $      .02 ($      .18)
                               ==========  ==========  ==========  ==========
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